EXHIBIT 99.1

Investor Relations Contact:
Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: csgj@hamptongrowth.com

Robert Haag, Managing Director, Asia
Hampton Growth, LLC
Tel: +86-152-2174-3282
Tel: + 310-310-4842
E-mail: robert.haag@hamptongrowth.com
Website: www.hamptongrowth.com

FOR IMMEDIATE RELEASE

China Shuangji Cement, Ltd. Retains Premier Executive Search Firm to Secure a New Highly Qualified CFO

Zhaoyuan City, China, Dec. 14, 2010 -- China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People’s Republic of China (PRC), announced today that it has retained Column Associates, a premier international executive search firm, to lead the search to find a new full-time CFO to replace its interim CFO.

Column Associates, headquartered in Beijing, will assist China Shuangji to conduct a thorough search in China and the US for a highly qualified bi-lingual CFO with public company and US GAAP accounting experience to help spearhead the Company’s growth plans and planned future up-listing to either the NASDAQ or NYSE/AMEX stock market next year.  Column Associates will use the Company’s rigorous criteria for potential candidates to have experience in US capital markets, SEC and public company reporting, leading finance teams, and designing and implementing modern accounting controls.

Ben Leary, CEO of Column Associates stated, “We are pleased that China Shuangji Cement selected us to spearhead their CFO search and we are confident that we can find them a new CFO who meets the high standards they are looking for.  Mr. Leary continued, “We have already commenced our search and plan to have many interested candidates for them to choose from in the very near future.”

Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd added, “In keeping with our stature as a US publicly traded company, our growth plans, and our goal to upgrade to NASDAQ or NYSE/AMEX next year, we are also committed to providing transparency and high standards of corporate governance.”  Mr Song continued, “We retained Column Associates to lead our search for a new CFO because we want to find the best possible candidate who will give our shareholders the confidence in our company that they deserve, to uphold our financial controls, and to provide effective communications to our global shareholder base while supporting our rapid growth plans.”

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB: CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently has an annual production capacity of approximately 2,500,000 tons of Portland cement from four facilities (two facilities in Hainan Province and two facilities in Shandong Province). This capacity rate is about 66% higher now that the new 1 million ton state of the art Zhaoyuan City Cement Plant opened in late December 2010. For more information about China Shuangji, please visit its corporate website at www.chinashuangjicement.com

About Column Associates

Column Associates is an independent Executive Search & Human Capital consultancy established in 2002 to support the growth of progressive Technology, Construction & Manufacturing, Banking & Finance, Professional Services and Life Sciences companies around the world. Column has helped many premier multi-national companies secure and develop the leadership needed to transform their business performance. Working with national and multi-national organizations, Column advises on all aspects of leadership to build and support the right teams, recruiting and developing the highest levels of executive talent. For more information on Column Associates, please visit www.columnassociates.com

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2009 Form 10-K filed with the Securities and Exchange Commission on April 15, 2010 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

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